Exhibit 10.65

SECURITY AGREEMENT LINE OF CREDIT

This Security Agreement is made and entered into at Aventura, Florida, as of February 2, 2010, by and between One Bio, Corp., a Florida corporation (“Borrower”), and ONE-V Group, LLC and Michael Weingarten (jointly referred to as “Secured Party”).

RECITALS:

WHEREAS Borrower has executed a Secured Line Of Credit Promissory Note (the “Note”) of even date herewith to provide for Secured Party’s extension of credit to the Borrower from time to time; and

WHEREAS this Security Agreement secures repayment under the Note.

NOW THEREFORE, Borrower and Secured Party hereby agree as follows.

1.0 Creation of Security Interest

Borrower grants to Secured Party a security interest in the collateral described in Section 2 of this Security Agreement to secure performance and payment of all obligations and “Indebtedness” (hereinafter defined) of Borrower to Secured Party pursuant to the Note.

1.01 INDEBTEDNESS. For purposes of this Security Agreement, “Indebtedness” means all monies owed under the Note, including costs, attorney’s fees, late charges, accrued interest, and principal, including, but not limited to, all renewals, extensions and modifications of the Note.

2.0 Collateral

The collateral of this Security Agreement shall be:

          a. all equipment and fixtures listed on exhibit A;

          b. all tangible assets of Borrower, including, but not limited to, the inventory, books, records and customer lists;

          c. all work in progress of Borrower;

          d. all general intangible assets of Borrower;

          e. all of the accounts of the Borrower, whether in existence as of the date of this Security Agreement or to come into existence after the date of this Security Agreement; and

          f. the proceeds of all collateral identified herein; and

          g. all after acquired collateral in each of the above listed categories.

3.0 Events of Default.

Borrower will be in default on the happening of any of the following events or conditions (referred to below as an event of default):

3.1 Borrower’s failure to pay when due any Indebtedness secured by this Security Agreement, either principal or interest, provided that such failure continues 30 days after notice thereof from Secured Party to Borrower.

3.2 Default by Borrower in the punctual performance of any of the obligations, covenants, terms, or provisions contained or referred to in this Security Agreement or in the Note, provided that such default continues 30 days after notice thereof from Secured Party to Borrower.

3.3 Any warranty, representation, or statement contained in this Security Agreement or made or furnished to Secured Party by or on behalf of Borrower in connection with this Security Agreement or to induce Secured Party to extend credit to Borrower proves to have been false in any material respect when made or furnished.

3.4 Borrower’s dissolution, or other termination of existence, merger or consolidation with another, insolvency, forfeiture of right to do business, business failure, appointment of a receiver of any part of the property of, the assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower or any guarantor for Borrower.

3.5 Any guarantor of Borrower defaults in any obligation or liability to Secured Party, provided that such failure continues 30 days after notice thereof from Secured Party to such guarantor and Borrower.

4.0 Secured Party’s Remedies on Default

4.1 On the occurrence of an event of default, and at any time thereafter, Secured Party may, after 15 days notice to Borrower, declare all or any of the Indebtedness secured by this Security Agreement immediately due and payable and will have, in addition to all other rights and remedies, the rights and remedies of a secured party under Article 9 of the Illinois Uniform Commercial Code, including, but not limited to, the right to sell or otherwise dispose of any or all of the collateral.

4.2 Secured Party will give Borrower notice of the time and place of public sale of the collateral or of the time after which any private sale or other intended disposition is to be made by sending notice, as provided below, at least 15 days before the sale or disposition, which provisions for notice Borrower agrees are reasonable.

4.3 After deducting all costs and expenses of every kind incurred or incidental to preparing for sale or of selling or otherwise disposing of the collateral, including, but not limited to, attorney’s fees and other legal expenses, which costs and expenses Borrower agrees to pay, Secured Party shall apply the net proceeds of any sale or other disposition of the collateral to payment of the Indebtedness in such order as Secured Party may elect. In applying net proceeds to payment of the Indebtedness, proper rebate for any unearned interest or discount will be made. After full payment of the Indebtedness, Secured Party shall account to Borrower for any surplus. Borrower shall remain liable to Secured Party for the payment of any deficiency with interest at the rate set forth in the Note.

4.4 No act, delay, omission, or course of dealing between Borrower and Secured Party will be a waiver of any of Secured Party’s rights or remedies under this Security Agreement, and no waiver, change, modification, or discharge in whole or in part of this Security Agreement or the Indebtedness will be effective unless in writing signed by Secured Party. A waiver by Secured Party of any rights or remedies under the terms of this Security Agreement or with respect to the Indebtedness on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion. All rights and remedies of Secured Party under this Security Agreement are cumulative and may be exercised singly or concurrently and the exercise of any one or more of them will not be a waiver of any other.

5.0 Notices

All notices, requests, demands, consents and other communications required or desired to be given pursuant to this Security Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by certified mail, postage prepaid, return receipt requested, or on the day after deposit with a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, and in each case if directed as follows:

If to Borrower:	One Bio, Corp.
20900 NE 30th Ave.
Suite 842
Aventura, FL 33180
Attention: Marius Silvasan

If to Payee:	ONE-V Group, LLC and
Michael Weingarten
17121 Collins Ave.,
Suite 3801,
Sunny Isles Beach, FL, 33160

or to such other person, entity or address as Borrower or Secured Party may respectively designate in like manner, from time to time.

6.0 Borrower agrees to correct, execute, or initial all typographical or clerical errors discovered in this Security Agreement to Secured Party’s satisfaction and to execute any and all documents necessary to grant Secured Party a security interest in the collateral and to effectuate the provisions of this Security Agreement.

7.0 Successors and Assigns

All rights and remedies of Secured Party inure to the benefit of its successors and assigns and Borrower may assert no claims or defenses against the assignee that Borrower does not have against Secured Party.

8.0 Survival

If any provision of this Security Agreement is invalid or unenforceable under any law, such provision is, and will be, totally ineffective to that extent, but the remaining provisions will be unaffected and survive.

9.0 Section Headings

Section headings used in this Security Agreement are for convenience only and are to be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.

10.0 Governing Law

This Guaranty shall be governed by and interpreted in accordance with the laws of the state of Florida, without giving effect to principles of conflict of laws.

10.1 Borrower and Secured Party each hereby irrevocably agree, consent and submit to the exclusive jurisdiction of the state or applicable County Court of the State of Florida and of the Federal District Court of the Southern District of Florida with regard to any litigation, actions or proceedings arising from, relating to or in connection with this Security Agreement.

10.2 Borrower and Secured Party each hereby waive their respective right to transfer or change the venue of any litigation filed in the state or applicable County Court of the State of Florida and of the Federal District Court of the Southern District of Florida arising from, relating to or in connection with this Security Agreement.

11.0 Authority to Act.

The undersigned warrants that he has full authority to act on behalf of the Borrower and to execute this Security Agreement on Borrower’s behalf.

12.0 No Modification

The terms offered in this Security Agreement are authorized solely by Secured Party. It cannot be modified or amended, nor can any of the collateral be released except with an express writing signed by Secured Party.

[The remainder of this page is blank. The executions are on the following page.]

EXECUTION PAGE FOR
SECURITY AGREEMENT LINE OF CREDIT
BY AND BETWEEN ONE BIO, CORP. (“BORROWER”), AND ONE-V GROUP, LLC
AND MICHAEL WEINGARTEN (“SECURTED PARTY”)

          IN WITNESS WHEREOF, Borrower and Secured Party have executed this Security Agreement as of the date first above written.

Borrower		Secured Party

ONE BIO, CORP.		ONE-V Group, LLC

By:	/s/ Marius Silvasan	By:	/s/ Marius Silvasan
Marius Silvasan, Manager
Title:	CEO
/s/ Michael Wenigarten
Michael Wenigarten

SECURED LINE OF CREDIT PROMISSORY NOTE
AVENTURA, FLORIDA
$3,000,000.00

FEBRUARY 2, 2010

1.0   PROMISE TO PAY. FOR VALUE RECEIVED, One Bio, Corp., a Florida corporation (“Maker”) hereby promise to pay to the order of ONE-V Group, LLC and Michael Weingarten (jointly “Payee”), the principal sum of THREE MILLION AND NO/100 DOLLARS U.S. ($3,000,000.00) (“Maximum Line Amount”), or so much thereof as may be advanced from time to time, together with interest on the unpaid principal balance from time to time outstanding, at the rates and at the times hereinafter provided.

2.0   MATURITY DATE. This Promissory Note (the “Note”) shall be paid in full on or before December 31, 2010 (the “Maturity Date”).

3.0   INTEREST. Interest will accrue on a daily basis on the principal balance at the rate per annum equal ten percent (10%) in excess of the Prime Rate, but no less than 15%. “Prime Rate” means the reference rate in effect for commercial loans as published by The Wall Street Journal (“WSJ”). If the WSJ ceases to publish such Prime Rate, the Payee is authorized to select and utilize a reasonably comparable nationally-published index rate which similarly is utilized by large institutional lenders to establish the prime rate to commercial Makers. The rate of interest hereunder is a floating adjustable rate that shall adjust monthly on the first (1st) day of each calendar month, provided that no adjustment will cause the rate to exceed eighteen percent (18%) per annum during the term of this Note. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days or 366 days, whichever is applicable. The Rate shall adjust and be fixed for each calendar month based upon the Prime Rate as in effect on the first day of each calendar month. After the Maturity Date (whether by acceleration or otherwise), interest shall accrue on the principal balance at the rate of the Prime Rate plus ten percent (10%) per annum. If Maker defaults under this Note, then interest will accrue at the fixed rate equal to the Prime Rate in effect on the date of such default plus five percent (5%) per annum (“Default Rate”), so long as such default shall continue, before and after any demand or judgment.

4.0    PAYMENTS. If not sooner paid, all unpaid principal, all accrued and unpaid interest and all other sums due and payable under this Note or any of the other Loan Documents (as hereinafter defined) shall be due and payable in full on the Maturity Date.

4.1   All payments shall be made in lawful money of the United States and in immediately available funds to the Payees at the below wire instruction, or at such other place as the Payee (or the holder of this Note) may from time to time designate in writing.

For wires to ONE-V Group LLC
Bank:	RBC Bank
Address:	10360 Royal Palm Blvd, Coral Springs, FL 33065
Acct #:	7290003753
Routing/ABA:	067012882
SWIFT:	CNTAUS33
50% of all sums due

For wires to Michael Weingarten
Bank:	RBC Bank
Address:	Sunny Isles Beach, FL, 33160
Acct #:	7243088977
Routing/ABA:	067012882
SWIFT:	CNTAUS33
50% of all sums due

4.2   The Indebtedness due under this Note may be prepaid in whole or in part, at any time, without penalty.

5.0    LOAN DOCUMENTS. The Maker may execute simultaneously herewith or has executed certain documents (this Note and such other documents are hereinafter collectively referred to as the “Loan Documents”), in favor of the Payee. A default under this Note shall, at the option of the Payee, also constitute a default under any or all of the other Loan Documents. In addition to, and not in limitation of, the foregoing, a default under any or all of the other Loan Documents shall, at the option of the Payee, constitute a default under this Note.

6.0    METHOD OF ADVANCES. Provided that no Event of Default (as hereinafter defined) then exists, Payee shall make the Maximum Line Amount available to Maker, in one or more advances at any time and from time to time from the date hereof until the Maturity Date, during which time Maker may voluntarily repay, subject to the terms and conditions herein, but not re-borrow, the principal balance of this Note.

6.1   The amount and date of each advance under this Note and the amount and date of each payment of principal and interest thereon shall be recorded by Payee on its books and records from time to time and shall be prime facie evidence of such amounts owing; provided, however, that Payee’s failure to record any amount or an error in recording any such amount shall not limit or otherwise affect the Maker’s obligations hereunder to repay the principal amount of the Loan, together with all accrued interest thereon.

7.0    Security Agreement. To secure the payment and performance of the Indebtedness and obligations contained herein, Maker has contemporaneously herewith executed a Security Agreement (the “Security Agreement”) [this Note, the Security Agreement and any promissory note or other instrument at any time evidencing any indebtedness of Maker to Payee or any other security agreement, loan agreement, mortgage, assignment, guaranty or other agreement that now or hereafter secures or relates to any indebtedness or obligation now or hereafter owing by Maker to Payee or that secures or relates to any guaranty of any such indebtedness or obligation are collectively, the “Loan Documents”]. Loss, theft, damage to, destruction or seizure of the “Collateral” (as that term is defined in the Security Agreement) shall not relieve Maker from the payment and performance of any obligation or Indebtedness secured hereby.

8.0    INDEBTEDNESS. For purposes of this Note, “Indebtedness” means all monies owed under this Note, including costs, attorney’s fees, late charges, accrued interest, and Principal; and all other obligations or indebtedness now or hereafter owed by Maker to Payee, including, but not limited to, all renewals, extensions and modifications of such obligations or indebtedness, regardless of whether such indebtedness is: (a) not presently in existence, (b) not presently intended or contemplated by Maker or Payee, (c) indirect, secondary or contingent, or (d) of a kind or class that is different from the indebtedness or obligation now owing by Maker to Payee.

9.0    WAIVER OF MARSHALLING OF ASSETS. The Maker hereby waives for itself and, to the fullest extent not prohibited by applicable law, for any subsequent lienor, any right the Maker may now or hereafter have under the doctrine of marshalling of assets or otherwise which would require the Payee to proceed against Maker’s assets in any particular order. The Payee shall have the right to proceed, in its sole discretion, against any such assets in such order and in such portions as the Payee may determine, without regard to the adequacy of value or other liens on any of Maker’s assets, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests created by any of the Loan Documents.

10.0    EVENTS OF DEFAULT. Upon any of the following events (each an “Event of Default”), at the election of the Payee, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all accrued but unpaid interest thereon at the Default Rate and all other sums or charges due hereunder or secured by or required to be paid by the Maker under any of the loan Documents, shall become immediately due and payable:

10.01   If the Maker fails to pay any sum on the date such payment is due as herein and is not cured within fifteen (15) days after notice from Payee;

10.02   the filing of any petition by Maker under Title 11 of the United States Code, the Bankruptcy Code now or hereafter in force;

10.03   the execution and delivery by Maker of a general assignment for the benefit of creditors;

10.04   the appointment of a receiver for Maker by a court of competent jurisdiction or the filing of any petition against Maker under Title 11 of the United States Code, the Bankruptcy Code now or hereafter in force, which appointment or filing shall not have been vacated or remain undismissed within a period of sixty (60) days after the date of the appointment of such receiver or filing of such petition;

10.05   insolvency of Maker. Insolvency shall be defined as when the current liabilities, less payables due the Payee, exceed the current assets of Maker as determined in accordance with generally accepted accounting principles, or if Maker is unable to meet its obligations as they come due;

10.06   failure of Maker or any guarantor or co-Maker to comply with any other provision in this Note or failure to comply with the provisions of any other Loan Document which is not cured within 15 days after notice from Payee;

10.07   any material adverse change occurs in the financial condition of Maker as determined by Payee which is not cured within 15 days of notice from Payee; or

10.08   the substantial cessation of business operations of Maker for more than fifteen (15) days after notice from Payee;

10.09   If the Maker breaches any covenant or agreement herein or in any of the other Loan Documents, and such failure remains uncorrected at the expiration of any applicable grace period provided for in the Loan Documents.

11.0    REMEDIES AND RECOURSES. Upon the occurrence and during the existence of any Event of Default, or if this Note at any time or for any reason ceases to be in full force and effect or the validity or enforceability of this Note shall be contested by Maker then at the option of Payee and without demand or notice to Maker except as expressly provided herein (demand and notice as to such event being hereby expressly waived by Maker), Payee shall, to the fullest extent permitted by law, be entitled to:

11.1   suspend the disbursement of funds under this Note; and/or

11.2   accelerate this Note and all Indebtedness declaring it due and owing immediately. In addition, Payee may exercise any or other powers, rights, remedies or recourses afforded to Payee under this Note or other documents relating to the Indebtedness or otherwise available under applicable law.

12.0    PERFORMANCE OF MAKER OBLIGATIONS. If Maker shall fail to do any action or thing which Maker has agreed to do under this Note or in any Loan Document, Payee may, but shall not be obligated to, do the same or cause it to be done, or remedy such breach or violation, and if in connection therewith, Payee shall make any advances or expenditures of money for the account of Maker, then such advances or expenditures shall be added to the obligations and liabilities of Maker hereunder and shall be repaid to Payee upon demand together with interest from the date advanced or expended to and including the date of repayment at the Default Rate as defined in this Note.

13.0    POWER OF ATTORNEY. Maker hereby appoints Payee, with full power of substitution, as Maker’s attorney-in-fact for the purpose of carrying out the provisions of this Note and taking any action and executing any document or instrument which Payee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, all in accordance with the provisions of this Note. Maker shall indemnify, save, defend and hold harmless Payee from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind and nature, and to reimburse Payee for all costs and expenses, including court costs and reasonable attorneys fees and expenses, growing out of or resulting from the enforcement of this Note or any document related to the Indebtedness, or the exercise by Payee of any rights, powers, privileges, interests or remedies granted to Payee hereunder, except such as a result from Payee’s own gross negligence or misconduct. In no event shall Payee be liable for any matter or thing by virtue of, arising from or in connection with this Note or any Loan Document, other than to account for monies which may be actually received by Payee in accordance with the terms hereof.

14.0    NOTICE. All notices, demands or other communications required or desired to be given hereunder shall be in writing, signed by Maker or its authorized agents or attorneys, or Payee, its authorized agents or attorneys, as the case may be, and shall be deemed to have been properly given if served in person, or if mailed, by regular mail and sent by facsimile transmission to the following address and facsimile number:

If to Maker:	One Bio, Corp.
20900 NE 30th Ave.
Suite 842
Aventura, FL 33180
Attention: Marius Silvasan

If to Payee:	ONE-V Group, LLC and
Michael Weingarten
17121 Collins Ave.,
Suite 3801,
Sunny Isles Beach, FL, 33160

or to such other address as may from time to time be designated by the party to be addressed, by notice to the other in the manner hereinabove provided. Any such notices, demands or other communications mailed as provided herein shall be deemed to have been given and received on the business day faxed.

15.0    GENERAL

15.01   No waiver of any provision herein or action by Payee contrary to the terms of this Note shall constitute a waiver of any subsequent default of the same or different terms, covenants or conditions herein.

15.02   Wherever “Payee” is referred to herein, it shall be deemed to refer to Payee first name above or any other assignee or subsequent holder of this Note.

15.03   Maker agrees to correct, execute, or initial all typographical or clerical errors discovered in this Note to Payee’s satisfaction and to execute any and all documents necessary to effectuate the provisions of this Note.

15.04   This Note may only be amended by a written agreement signed by all parties to this Note, provided, however, that the requirement of a written amendment may not be amended in any circumstance.

15.05   As an express condition precedent and inducement to Payee to accept this Note, Maker hereby affirmatively waives: (I) presentment of this Note, (ii) claims of setoff against Payee.

15.06    MAKER KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO TRIAL BY JURY AND FULLY UNDERSTANDS THAT BY SIGNING THIS NOTE IT HAS GIVEN UP ITS RIGHT TO TRIAL BY JURY.

Maker’s Initials (by CEO): _________

15.07   If a court of competent jurisdiction determines any provision of this Note to be invalid or unenforceable, all other provisions of the Note shall survive and be enforced according to their terms.

16.0    COMMERCIAL PURPOSE. This Note evidences and pertains to a business loan and financing solely for commercial purposes.

17.0    APPLICABLE LAW, JURISDICTION AND VENUE. The laws of the State of Florida shall govern this Note. In all legal proceedings or actions under this Note, Maker submits to the exclusive personal jurisdiction and venue of the state or applicable County Court of the State of Florida and of the Federal District Court of the Southern District of Florida, if applicable, whichever Payee may elect in its sole discretion, and waives all defenses of inconvenient forum.

18.0    FACSIMILE SIGNATURE. For the sake of expediency in providing financing and funding to the Maker under the Note, the Maker (as well as any other guarantor or obligor hereof) agree, as an express inducement to Payee to provide such financing, that: (a) Payee may elect to rely upon any fax or electronically transmitted signature to this Agreement (as well as any Note, guaranty, security instruments or other documents pertaining hereto) as if the same were an original signature hereto or thereto; and (b) upon any such fax or electronic transmission of a signature hereto or to any such other instrument, the Maker (and/or guarantor or other respective signatory[ies]) covenants, represents and warrants to Payee that the original of such executed Agreement, Note, guaranty, security instrument or other such documents exist and have been validly executed and are the property of Payee and that such original(s) instrument(s) are possessed and held “in trust” by such Maker or signatory for the express benefit of Payee and will promptly be delivered to Payee as Payee.

19.0    AUTHORITY TO ACT. The undersigned warrants that he has full authority to act on behalf of the Maker and to execute this Note on Maker’s behalf.

20.0    NO MODIFICATION. The rates and terms offered in this Note are authorized solely by Payee. It cannot be modified or amended, nor can any of the Collateral be released except with an express writing signed by Payee.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Maker:

ONE BIO, CORP.

By:	/s/ Marius Silvasan

Title:	CEO